      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998



                                                      REGISTRATION NO. 333-53491

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         AMERICAN AXLE & MANUFACTURING
                                 HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                    3714                    52-2100832
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
      INCORPORATION)      CLASSIFICATION CODE NUMBER)


                            ------------------------

                              1840 HOLBROOK AVENUE
                            DETROIT, MICHIGAN 48212
                                 (313) 974-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              PATRICK S. LANCASTER
                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                              1840 HOLBROOK AVENUE
                            DETROIT, MICHIGAN 48212
                                 (313) 974-2333
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        Copies of all correspondence to:


            WILSON S. NEELY                       MICHAEL A. CAMPBELL
       SIMPSON THACHER & BARTLETT                 MAYER, BROWN & PLATT
          425 LEXINGTON AVENUE                  190 SOUTH LASALLE STREET
        NEW YORK, NEW YORK 10017              CHICAGO, ILLINOIS 60603-3441
             (212) 455-2000                          (312) 782-0600


                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



     (a) Exhibits



          The following exhibits are filed herewith unless otherwise indicated.



  EXHIBIT
  NUMBER     DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
 **1.01       --   Form of U.S. Purchase Agreement
 **1.02       --   Form of International Purchase Agreement
 **3.01       --   Certificate of Incorporation of the Company, as Amended
 **3.02       --   Bylaws of the Company
 **4.01       --   Specimen Stock Certificate
 **5.01       --   Opinion of Simpson Thacher & Bartlett as to the legality of the Common Stock being registered
 *10.01       --   Asset Purchase Agreement, dated February 18, 1994, between the American Axle & Manufacturing,
                   Inc. ('AAM, Inc.') and General Motors Corporation ('GM'), and all amendments thereto
 +10.02       --   Component Supply Agreement, dated February 28, 1994, between AAM, Inc. and GM
  10.02(a)    --   Amendment No. 1 to Component Supply Agreement, dated February 28, 1994, between AAM, Inc. and GM
 +10.02(b)    --   Amendment No. 2 to Component Supply Agreement, dated February 7, 1996, between AAM, Inc. and GM
 +10.02(c)    --   Letter of Intent dated February 21, 1996, by G.M.T.G., GMT-800 PGM Worldwide Purchasing
                   ('G.M.T.G') (re: front & rear axles)
 +10.02(d)    --   Letter of Intent dated February 21, 1996, by G.M.T.G. (re: front & rear propeller shafts)
 +10.02(e)    --   Letter Agreement dated June 25, 1997, between AAM, Inc. and GM
 +10.02(f)    --   Amended and Restated Memorandum of Understanding, dated September 2, 1997, between AAM, Inc. and
                   GM
  10.02(g)    --   MOU Extension Agreement, dated September 22, 1997, between AAM, Inc. and GM
 +10.03       --   GMCL Purchase Order Agreement dated February 17, 1994 by and between AAM, Inc. and General Motors of Canada Limited ('GMCL')
 +10.04       --   AAM/GMCL Supply Agreement dated February 17, 1994 ('AAM/GMCL Supply Agreement') by and between
                   AAM, Inc. and GMCL
  10.04(a)    --   Amending Agreement dated as of September 5, 1996, between AAM, Inc. and GMCL
  10.04(b)    --   Amending Agreement dated as of October 7, 1996, between AAM, Inc. and GMCL
  10.04(c)    --   Amendment No. 1 to AAM/GMCL Supply Agreement dated February 17, 1994, between AAM, Inc. and GMCL
 +10.05       --   Agreement dated February 17, 1997, between AAM, Inc. and GM
 +10.05(a)    --   Letter dated December 13, 1996, by AAM, Inc.
 *10.06       --   Lease dated September 30, 1994, by and between AAM, Inc., as lessee, and First Industrial, L.P., as lessor (Technical Center)
 *10.07       --   1997 American Axle & Manufacturing of Michigan, Inc. Replacement Plan
  10.08       --   The Amended and Restated American Axle & Manufacturing of Michigan, Inc. Management Stock Option
                   Plan
 *10.09       --   Nonqualified Stock Option Agreement, dated October 30, 1997, between the Company and Richard E.
                   Dauch ('Dauch')

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
  10.10       --   Indemnification Agreement, dated February 28, 1994, between AAM, Inc. and GM
 *10.11       --   Employment Agreement, dated October 27, 1997, by and between the Company and Dauch
 *10.12       --   Recapitalization Agreement, dated as of September 19, 1997, among AAM, Inc., the Company, Jupiter
                   Capital Corporation ('Jupiter'), Dauch, Morton E. Harris ('Harris') and AAM Acquisition, Inc.
 *10.13       --   Stockholders' Agreement, dated as October 29, 1997, among Blackstone Capital Partners II Merchant
                   Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment
                   Partnership II L.P., Jupiter, Dauch, Harris and AAM, Inc.
 *10.14       --   Monitoring Agreement, dated as of October 29, 1997, between the Company and Blackstone Management
                   Partners L.P.
 *10.15       --   Credit Agreement, dated as of October 27, 1997, among the Company, AAM, Inc., the lenders named therein, The Chase Manhattan Bank, as administrative agent and collateral agent, and Chase
                   Manhattan Bank Delaware, as fronting bank
  10.16       --   AAM Master Trust Pooling Agreement, dated as of October 29, 1997, among AAM Receivables
                   Corp.('AAM Receivables'), the Company, as Servicer, and The Chase Manhattan Bank, as Trustee
  10.16(a)    --   AAM Master Trust Series 1997-A Supplement to Pooling Agreement, dated as of October 29, 1997, among AAM Receivables, the Company, as Servicer, and The Chase Manhattan Bank, as Trustee
  10.17       --   Receivables Sale Agreement, dated as of October 29, 1997, between AAM Receivables, as purchaser, and the Company, as Seller and Servicer
  10.18       --   Servicing Agreement, dated as of October 29, 1997, among AAM Receivables, the Company, as
                   Servicer, and The Chase Manhattan Bank, as Trustee
  10.19       --   Agreement for Information Technology Services, dated March 1, 1998, between AAM, Inc. and
                   Electronic Data Systems Corporation
 *21          --   Subsidiaries of the Registrant
**23.01       --   Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.01)
 *23.02       --   Consent of Ernst & Young LLP
 *24.01       --   Power of Attorney
**27          --   Financial Data Schedules (For SEC use only)


------------------

 * Previously filed



** To be filed by amendment.



 + Certain portions of the identified Exhibit have been omitted and separately filed with the Commission based upon a request for confidential treatment.


(b) Financial Statement Schedules:

    Schedule II--American Axle & Manufacturing of Michigan, Inc.--Allowance for Doubtful Accounts

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State Holdings, on the 5th day of June, 1998.



                                          AMERICAN AXLE & MANUFACTURING
                                          HOLDINGS, INC.
                                          BY:  /S/ PATRICK S. LANCASTER
                                              ---------------------------------
                                          TITLE: SECRETARY



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities on the 5th day of June, 1998.



                 SIGNATURE                                       TITLE                             DATE
--------------------------------------------  --------------------------------------------   -----------------

             *Richard E. Dauch                Chairman of the Board of Directors;                 June 5, 1998
--------------------------------------------  President and Chief Executive Officer
              Richard E. Dauch

              *Gary J. Witosky                Vice President--Finance and Chief Financial         June 5, 1998
--------------------------------------------  Officer
              Gary J. Witosky

             *Robert A. Krause                Treasurer                                           June 5, 1998
--------------------------------------------
              Robert A. Krause

               *B. G. Mathis                  Director; Executive Vice President and Chief        June 5, 1998
--------------------------------------------  Administration Officer
                B. G. Mathis

             *Glenn H. Hutchins               Director                                            June 5, 1998
--------------------------------------------
             Glenn H. Hutchins

             *Bret D. Pearlman                Director                                            June 5, 1998
--------------------------------------------
              Bret D. Pearlman

             *David A. Stockman               Director                                            June 5, 1998
--------------------------------------------
             David A. Stockman

       *By: /s/ Patrick S. Lancaster
--------------------------------------------
            Patrick S. Lancaster
              Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
-----------  -------------------------------------------------------------------------------------------   ----------
 **1.01       --   Form of U.S. Purchase Agreement
 **1.02       --   Form of International Purchase Agreement
 **3.01       --   Certificate of Incorporation of the Company, as Amended
 **3.02       --   Bylaws of the Company
 **4.01       --   Specimen Stock Certificate
 **5.01       --   Opinion of Simpson Thacher & Bartlett as to the legality of the Common Stock being registered
 *10.01       --   Asset Purchase Agreement, dated February 18, 1994, between the American Axle &
                   Manufacturing, Inc. ('AAM, Inc.') and General Motors Corporation ('GM'), and all
                   amendments thereto
 +10.02       --   Component Supply Agreement, dated February 28, 1994, between AAM, Inc. and GM
  10.02(a)    --   Amendment No. 1 to Component Supply Agreement, dated February 28, 1994, between AAM,
                   Inc. and GM
 +10.02(b)    --   Amendment No. 2 to Component Supply Agreement, dated February 7, 1996, between AAM,
                   Inc. and GM
 +10.02(c)    --   Letter of Intent dated February 21, 1996, by G.M.T.G., GMT-800 PGM Worldwide
                   Purchasing ('G.M.T.G') (re: front & rear axles)
 +10.02(d)    --   Letter of Intent dated February 21, 1996, by G.M.T.G. (re: front & rear propeller shafts)
 +10.02(e)    --   Letter Agreement dated June 25, 1997, between AAM, Inc. and GM
 +10.02(f)    --   Amended and Restated Memorandum of Understanding, dated September 2, 1997, between
                   AAM, Inc. and GM
  10.02(g)    --   MOU Extension Agreement, dated September 22, 1997, between AAM, Inc. and GM
 +10.03       --   GMCL Purchase Order Agreement dated February 17, 1994 by and between AAM, Inc. and
                   General Motors of Canada Limited ('GMCL')
 +10.04       --   AAM/GMCL Supply Agreement dated February 17, 1994 ('AAM/GMCL Supply Agreement') by and between AAM, Inc. and GMCL
  10.04(a)    --   Amending Agreement dated as of September 5, 1996, between AAM, Inc. and GMCL
  10.04(b)    --   Amending Agreement dated as of October 7, 1996, between AAM, Inc. and GMCL
  10.04(c)    --   Amendment No. 1 to AAM/GMCL Supply Agreement dated February 17, 1994, between AAM,
                   Inc. and GMCL
 +10.05       --   Agreement dated February 17, 1997, between AAM, Inc. and GM
 +10.05(a)    --   Letter dated December 13, 1996, by AAM, Inc.
 *10.06       --   Lease dated September 30, 1994, by and between AAM, Inc., as lessee, and First
                   Industrial, L.P., as lessor (Technical Center)
 *10.07       --   1997 American Axle & Manufacturing of Michigan, Inc. Replacement Plan
  10.08       --   The Amended and Restated American Axle & Manufacturing of Michigan, Inc. Management
                   Stock Option Plan
 *10.09       --   Nonqualified Stock Option Agreement, dated October 30, 1997, between the Company and
                   Dauch
  10.10       --   Indemnification Agreement, dated February 28, 1994, between AAM, Inc. and GM
 *10.11       --   Employment Agreement, dated October 27, 1997, by and between the Company and Richard
                   E. Dauch ('Dauch')

  EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
-----------  -------------------------------------------------------------------------------------------   ----------
 *10.12       --   Recapitalization Agreement, dated as of September 19, 1997, among AAM, Inc., the
                   Company, Jupiter Capital Corporation ('Jupiter'), Dauch, Morton E. Harris ('Harris')
                   and AAM Acquisition, Inc.
 *10.13       --   Stockholders' Agreement, dated as October 29, 1997, among Blackstone Capital Partners
                   II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P.,
                   Blackstone Family Investment Partnership II L.P., Jupiter, Dauch, Harris and AAM,
                   Inc.
 *10.14       --   Monitoring Agreement, dated as of October 29, 1997, between the Company and
                   Blackstone Management Partners L.P.
 *10.15       --   Credit Agreement, dated as of October 27, 1997, among the Company, AAM, Inc., the lenders named therein, The Chase Manhattan Bank, as administrative agent and collateral agent, and Chase Manhattan Bank Delaware, as fronting bank
  10.16       --   AAM Master Trust Pooling Agreement, dated as of October 29, 1997, among AAM
                   Receivables Corp.('AAM Receivables'), the Company, as Servicer, and The Chase
                   Manhattan Bank, as Trustee
  10.16(a)    --   AAM Master Trust Series 1997-A Supplement to Pooling Agreement, dated as of October
                   29, 1997, among AAM Receivables, the Company, as Servicer, and The Chase Manhattan
                   Bank, as Trustee
  10.17       --   Receivables Sale Agreement, dated as of October 29, 1997, between AAM Receivables, as purchaser, and the Company, as Seller and Servicer
  10.18       --   Servicing Agreement, dated as of October 29, 1997, among AAM Receivables, the
                   Company, as Servicer, and The Chase Manhattan Bank, as Trustee
  10.19       --   Agreement for Information Technology Services, dated March 1, 1998, between AAM, Inc.
                   and Electronic Data Systems Corporation
 *21          --   Subsidiaries of the Registrant
**23.01       --   Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.01)
 *23.02       --   Consent of Ernst & Young LLP
 *24.01       --   Power of Attorney
**27          --   Financial Data Schedules (For SEC use only)


------------------

 * Previously filed



** To be filed by amendment.



 + Certain portions of the identified Exhibit have been omitted and separately filed with the Commission based upon a request for confidential treatment.